Exhibit 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of VTEX, a Cayman Islands exempted company, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: January 6, 2023

DATA CENTER HOLDINGS II LLC
By: Data Center Holdings II AIV L.P., its sole member
By: Riverwood Capital II L.P., its general partner
By: Riverwood Capital GP II Ltd., its general partner

By:	/s/ Jeffrey Parks
Name:	Jeffrey Parks
Title:	Director

IT BRAZIL GROUP II LLC
By: IT Brazil Group II AIV L.P., its sole member
By: Riverwood Capital II L.P., its general partner
By: Riverwood Capital GP II Ltd., its general partner

By :	/s/ Jeffrey Parks
Name:	Jeffrey Parks
Title:	Director

RCP II BRAZIL HOLDINGS LLC
By: RCP II Brazil Holdings AIV L.P., its sole member
By: Riverwood Capital II L.P., its general partner

By: Riverwood Capital GP II Ltd., its general partner

By:	/s/ Jeffrey Parks
Name:	Jeffrey Parks
Title:	Director

RCP II (PARALLEL B) BRAZIL HOLDINGS LLC
By: Riverwood Capital Partners II (Parallel-B) L.P., its sole member
By: Riverwood Capital II L.P., its general partner By: Riverwood Capital GP II Ltd., its general partner

By:	/s/ Jeffrey Parks
Name:	Jeffrey Parks
Title:	Director

DATA CENTER HOLDINGS II AIV L.P.
By: Riverwood Capital II L.P., its general partner By: Riverwood Capital GP II Ltd., its general partner

By:	/s/ Jeffrey Parks
Name:	Jeffrey Parks
Title:	Director

IT BRAZIL GROUP II AIV L.P.
By: Riverwood Capital II L.P., its general partner By: Riverwood Capital GP II Ltd., its general partner

By:	/s/ Jeffrey Parks
Name:	Jeffrey Parks
Title:	Director

RCP II BRAZIL HOLDINGS AIV L.P.
By: Riverwood Capital II L.P., its general partner
By: Riverwood Capital GP II Ltd., its general partner

By:	/s/ Jeffrey Parks
Name:	Jeffrey Parks
Title:	Director

RIVERWOOD CAPITAL PARTNERS II (PARALLEL-B) L.P.
By: Riverwood Capital II L.P., its general partner
By: Riverwood Capital GP II Ltd., its general partner

By:	/s/ Jeffrey Parks
Name:	Jeffrey Parks
Title:	Director

RIVERWOOD CAPITAL II L.P.
By: Riverwood Capital GP II Ltd., its general partner

By:	/s/ Jeffrey Parks
Name:	Jeffrey Parks
Title:	Director

RIVERWOOD CAPITAL GP II LTD.

By:	/s/ Jeffrey Parks
Name:	Jeffrey Parks
Title:	Director